Exhibit 99.1

Guerrilla RF Completes Strategic Acquisition of GaN Device Portfolio

from Gallium Semiconductor

New RF GaN Products Expected to Dramatically Increase Addressable Market

for the Company

GREENSBORO, NC—April 29, 2024—Guerrilla RF, Inc. (OTCQX: GUER) has finalized the acquisition of Gallium Semiconductor's entire portfolio of GaN power amplifiers and front-end modules. Effective April 26th, 2024, GUER acquired all previously released components as well as new cores under development at Gallium Semiconductor. Additionally, all associated intellectual property (IP) has been transferred to GUER as part of this portfolio acquisition. By integrating these assets, the Company intends to significantly enhance its ongoing efforts to develop and commercialize a new line of GaN devices tailored for wireless infrastructure, military, and satellite communications applications.

According to the Yole Group, the RF GaN device market is poised for substantial growth, projected to double from $1.3B in 2022 to $2.7B by 2028. This growth is primarily attributed to double-digit expansion within three key market segments relevant to Guerrilla RF: telecom infrastructure (including 5G and point-to-point systems), military, and satellite communications, with projected compound annual growth rates (CAGRs) of 10%, 13%, and 18%, respectively. Moreover, the GaN on SiC variants utilized in Gallium Semiconductor's designs are forecasted to dominate this market for the next decade.

Ryan Pratt, CEO and founder of GUER, commented, “As the company continues to evolve as an RFIC and MMIC supplier, integrating GaN technology into our expanding portfolio is imperative. GaN represents a pivotal advancement towards offering comprehensive signal chains for our target markets. Prior to this acquisition, Guerrilla RF was already advancing GaN device development as part of its organic growth strategy. The acquisition of Gallium Semiconductor's portfolio significantly accelerates this strategic initiative. We anticipate this transaction will yield meaningful revenue with favorable margins in the near and long term.”

Henk Thoonen, CEO of Gallium Semiconductor, stated, “Merging these new products into Guerrilla RF’s portfolio is expected to be fast and seamless. Both companies share common foundry partners for GaN and GaAs products and target similar applications and market segments. Guerrilla RF will inherit a diverse range of released and sampling products, encompassing simple, unmatched transistors to fully integrated asymmetric Doherty PAs. With rated peak power levels ranging from 5W to 400W, these products complement Guerrilla RF's existing portfolio of InGaP HBT and GaAs pHEMT amplifiers which are suited for power levels of 2W and below.”

Product Availability

GUER has already begun actively integrating these new components into its ordering system, with full portfolio integration anticipated by June 2024. During this transition, sales inquiries should be directed to sales@guerrilla-rf.com. Customers seeking technical support can contact GUER's Applications team at applications@guerrilla-rf.com. Additional information regarding the acquisition can be found at https://guerrilla-rf.com/gallium-semi.

About Guerrilla RF, Inc.

Founded in 2013 and based in Greensboro, NC, Guerrilla RF develops and manufactures high-performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, military communications, navigation, and high-fidelity wireless audio. Guerrilla RF has an extensive portfolio of over 100 high-performance radio frequency (RF) and microwave semiconductor devices. The existing product line includes ultra-low noise amplifiers, gain blocks, driver amplifiers, mixers, RF switches, digital step attenuators (DSAs), and linear power amplifiers (PAs) – the critical building blocks for mission-critical, performance-driven wireless applications. The company has shipped over 200 million devices and has repeatedly been included in Inc. Magazine's annual Inc. 5000 list. Before becoming a public company in late 2021, Guerrilla RF made the top Inc. 500 list for two years, coming in at No. 421 and 489 for the 2020 and 2021 rankings, respectively. For more information, please visit https://guerrilla-rf.com or follow the company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the company's filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Jim Ahne, VP of Automotive & 5G Products / VP of Corporate Marketing

jahne@guerrilla-rf.com

+1 336 265 7760